Exhibit 99.1

BurTech Acquisition Corp. Announces Cancelation Of Special Meeting

New York, NY, Dec. 20, 2022 — BurTech Acquisition Corp. (the “Company”) (NASDAQ: BRKH) today announced today its decision to cancel its special meeting of stockholders that was scheduled for December 21, 2022, and to withdraw from consideration by the stockholders of the Company the proposals set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on November 29, 2022 and the Supplement to the Definitive Proxy filed on December 15, 2022.

The Company completed its initial public offering on December 10, 2021 and it has until March 10, 2023 to complete its initial business combination.

About BurTech Acquisition Corp.

BurTech Acquisition Corp. is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. The Company has not selected a business combination target and has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. The Company intends to focus its search for a target business in the retail, lifestyle, hospitality, technology, or real estate markets. The Company is led by its Chief Executive Officer, Shahal Khan.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, its inability to complete an initial business combination within the required time period, and other risks and uncertainties indicated from time to time in filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 under the heading “Risk Factors” and other documents the Company has filed, or will file, with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.